EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Second Quarter Results

FITZGERALD, Ga., July 22, 2011 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $189,000, or $0.02 per diluted share for the second quarter of 2011 compared to second quarter 2010 net income available to shareholders of $171,000, or $0.02 per diluted share, while net income available to shareholders for six months ended June 30, 2011 was $895,000, or $0.11 per diluted share compared to net income available to shareholders for the comparable period in 2010 of $505,000, or $0.06 per diluted share. This increase of 77.23 percent in net income for the comparable six month periods was primarily driven by the reduction in loan loss provision to $3.75 million for the six months ended June 30, 2011 from $6.65 million for the comparable period in 2010. "We are pleased to show improvement in earnings compared to the previous year, while at the same time continuing to exhibit solid pre-tax, pre-provision core earnings to provide support for the credit-related expenses needed to address our problem assets. Earnings continue to be pressured due to anemic loan demand, high loan loss provisions and the credit-related expenses associated with carrying and liquidating other real estate. Though some economic forecasts now suggest that the current fragile economy could extend until the latter part of 2012, we remain cautiously optimistic that the real estate market and economy in general will stabilize and provide a much needed boost to the banking industry. Until we reach a level of stabilization, we expect problem assets, charge-offs and credit-related expenses to continue to be elevated and loan demand to remain slow and sluggish. We still have much work ahead in reducing our problem assets to an acceptable level and returning to our accustomed earnings standards, but we feel that much was accomplished during first half 2011 toward our goal of making incremental progress in 2011," said Al D. Ross, President and Chief Executive Officer.

Capital

Colony continues to maintain a favorable capital position to be categorized as "well-capitalized" by regulatory benchmarks. At June 30, 2011, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 8.73 percent, 14.57 percent and 15.83 percent, respectively, compared to the previous quarter end of 8.63 percent, 14.12 percent  and 15.39 percent, respectively, at March 31, 2011. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the second quarter of 2011, the Company reported net interest income of $8.58 million and a net interest margin of 2.97 percent, compared to $9.60 million and 3.20 percent, respectively, for second quarter 2010. While anemic loan demand continues to hamper net interest margin, the Company continues to focus on maximizing its net interest margin through deposit and loan pricing guidance. On a positive note, the Company paid off a $20 million repurchase agreement on June 30th that on an annualized basis will positively impact net interest income $618 thousand.  Net interest margin decreased slightly to 2.97 percent for second quarter 2011 compared to 2.98 percent for first quarter 2011.

Asset Quality

The Company continues to closely monitor our non-performing assets and focus on problem asset resolution. Non-performing assets increased from the previous quarter end to $65.81 million or 8.44 percent of total loans and other real estate owned as of June 30, 2011. This compares to $51.02 million or 6.35 percent, $49.26 million or 5.91 percent and $46.05 million or 5.25 percent, respectively, as of March 31, 2011, December 31, 2010 and June 30, 2010.  The level of non-performing assets ties directly to the elevated risk in our residential, land development and commercial real estate loan portfolio and has resulted in higher than normal loan loss provisions the past several years. Unusually high levels of loan loss provisions have been required the past several years as company management addresses asset quality deterioration associated with the housing and real estate downturn and the economy in general.  Loan loss reserve methodology resulted in first half 2011 provision for loan losses of $3.75 million compared to $6.65 million for first half 2010. Until we see stabilization in the economy and the housing and real estate market, we expect problem assets and charge-offs to be elevated above historical levels as we work through our problem assets.

In the second quarter of 2011 net charge-offs were $9.33 million, or 1.20 percent of average loans as compared to net charge-offs of $4.56 million, or 0.52 percent of average loans in second quarter 2010, while first half 2011 net charge-offs were $16.64 million, or 2.12 percent of average loans as compared to net-charge-offs of $9.52 million, or 1.07 percent of average loans in first half 2010. Restructuring of some substandard and non-performing loans during the first two quarters of 2011 has resulted in significant charge-offs, but a strategy deemed prudent in bringing resolution with these credits and a return to performing status in the future. The loan loss reserve was $15.39 million on June 30, 2011, or 2.03 percent of total loans compared to $22.47 million on March 31, 2011, or 2.87 percent of total loans. Management believes that the 2011 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of classified assets to be adequately reserved at June 30, 2011.

Noninterest Income

Total noninterest income increased in the comparable first half periods as six months ended June 30, 2011 noninterest income was $4.78 million compared to $4.56 million in the same comparable 2010 period. Gains realized from the sale of securities totaled $1.13 million during first half 2011 compared to a gain recorded on security transactions during first half 2010 of $878 thousand to primarily account for the increase. The company has been successful in generating SBA loans during the year and realized $750 thousand from the sale of SBA loans during first half 2011 compared to $372 thousand SBA fee income for the comparable 2010 period. The increased activity with SBA lending has offset the decline in service charge on deposit fee income which has been impacted by recent regulatory changes with Regulation E. SBA lending will continue to be a focus during 2011 to supplement noninterest income.

Noninterest Expense

Total noninterest expense increased to $16.16 million in first half 2011 compared to $16.01 million in first half 2010, or an increase of 0.92 percent. Credit-related expenses including write down and losses on OREO property and repossession and foreclosure expenses increased to $1.92 million for first half 2011 compared to $1.73 million for first half 2010. Salaries and employee benefits expenses increased to $7.14 million in first half 2011 compared to $7.06 million in first half 2010, or an increase of 1.06 percent. This increase is primarily attributable to an increase in headcount related to increased regulatory compliance demands. An offset to these increases was a reduction in occupancy expenses to $2.04 million in first half 2011 compared to $2.21 million in first half 2010, or a decrease of 7.34 percent. The decrease was primarily attributable to less depreciation expense for the comparable periods.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	06/30/11	06/30/10	06/30/11	06/30/10
Net Interest Income	$8,581	$9,596	$17,399	$19,274
Provision for Loan Losses	2,250	3,400	3,750	6,650
Non-interest Income	2,671	2,019	4,775	4,559
Non-interest Expense	8,218	7,696	16,157	16,009
Income Taxes (Benefits)	245	(2)	672	(31)
Net Income	539	521	1,595	1,205
Preferred Stock Dividend	350	350	700	700
Net Income Available to Common Shareholders	189	171	895	505

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	06/30/11	06/30/10	06/30/11	06/30/10
Common Shares Outstanding	8,442,958	8,444,308	8,442,958	8,444,308
Weighted Average Basic Shares	8,441,712	8,443,884	8,440,466	7,849,973
Weighted Average Diluted Shares	8,441,712	8,443,884	8,440,466	7,849,973
Earnings Per Basic Share (b)	$0.02	$0.02	$0.11	$0.06
Earnings Per Diluted Share (b)	$0.02	$0.02	$0.11	$0.06
Common Book Value Per Share	$8.06	$8.37	$8.06	$8.37
Tangible Common Book Value Per Share	$8.02	$8.33	$8.02	$8.33

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	06/30/11	06/30/10	06/30/11	06/30/10
Net Interest Margin (a)	2.97%	3.20%	2.98%	3.18%
Return on Average Assets (b)	0.06%	0.05%	0.14%	0.08%
Return on Average Total Equity (b)	0.81%	0.72%	1.92%	1.09%
Efficiency (c)	77.84%	66.56%	76.48%	69.47%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	06/30/11	06/30/10
Total Assets	$1,197,573	$1,251,777
Loans, Net of Reserves	743,656	827,798
Allowance for Loan Losses	15,394	28,536
Intangible Assets	277	313
Deposits	1,002,207	1,008,365
Common Shareholders' Equity	68,009	70,654
Common Equity to Total Assets	5.68%	5.64%
Total Equity	95,592	98,085
Total Equity to Total Assets	7.98%	7.84%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	06/30/11	06/30/10	06/30/11	06/30/10
Total Assets	$1,232,750	$1,276,694	$1,244,315	$1,288,513
Loans, Net of Reserves	775,952	838,205	785,206	855,425
Deposits	1,019,316	1,035,606	1,030,396	1,046,265
Common Shareholders' Equity	65,951	67,659	65,511	64,022
Total Equity	93,514	95,062	93,055	92,709

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	06/30/11	06/30/10	06/30/11	06/30/10
Nonperforming Loans	$44,788	$24,554	$44,788	$24,554
Nonperforming Assets	65,812	46,050	65,812	46,050
Net Loan Chg-offs (Recoveries)	9,326	4,560	16,636	9,515
Reserve for Loan Loss to Gross Loans	2.03%	3.33%	2.03%	3.33%
Reserve for Loan Loss to Non-performing Loans	34.37%	116.22%	34.37%	116.22%
Reserve for Loan Loss to Non-performing Assets	23.39%	61.97%	23.39%	61.97%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	1.20%	0.52%	2.12%	1.07%
Nonperforming Loans to Gross Loans	5.90%	2.87%	5.90%	2.87%
Nonperforming Assets to Total Assets	5.50%	3.68%	5.50%	3.68%
Nonperforming Assets to Total Loans And Other Real Estate	8.44%	5.25%	8.44%	5.25%

Quarterly Comparative Data (in thousands, except per share data)
	2Q2011	1Q2011	4Q2010	3Q2010	2Q2010

Assets	$1,197,573	$1,244,075	$1,275,658	$1,231,489	$1,251,777
Loans	743,656	760,450	784,909	822,161	827,798
Deposits	1,002,207	1,030,963	1,059,124	1,005,232	1,008,365
Common Shareholders' Equity	68,009	65,316	65,452	68,491	70,654
Total Equity	95,592	92,860	92,958	95,959	98,085
Net Income	539	1,056	303	(1,034)	521
Net Income Available to Common Shareholders	189	706	(47)	(1,384)	171
Net Income Per Share	0.02	0.08	(0.01)	(0.16)	0.02

Key Performance Ratios	2Q2011	1Q2011	4Q2010	3Q2010	2Q2010

Return on Average Assets (1)	0.06%	0.22%	(0.01)%	(0.44)%	0.05%
Return on Average Total Equity (1)	0.81%	3.05%	(0.20)%	(5.72)%	0.72%
Common Equity to Total Assets	5.68%	5.25%	5.13%	5.56%	5.64%
Total Equity to Total Assets	7.98%	7.46%	7.29%	7.79%	7.84%
Net Interest Margin	2.97%	2.98%	3.02%	3.09%	3.20%

(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)
	June 30, 2011	June 30, 2010
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$16,506	$20,171
Federal Funds Sold	10,000	13,646
Securities Purchased Under Agreements to Resell	5,000	--
	31,506	33,817
Interest-Bearing Deposits	28,624	17,228
Investment Securities
Available for Sale, at Fair Value	314,713	289,410
Held for Maturity, at Cost (Fair Value of $53 and $57 as of Mar. 31, 2011 and Mar. 31, 2010, Respectively)	47	49
	314,760	289,459
Federal Home Loan Bank Stock, at Cost	5,735	6,345
Loans	759,110	856,415
Allowance for Loan Losses	(15,394)	(28,536)
Unearned Interest and Fees	(60)	(81)
	743,656	827,798
Premises and Equipment	26,393	27,999
Other Real Estate	20,545	21,364
Other Intangible Assets	277	313
Other Assets	26,077	27,454
Total Assets	$1,197,573	$1,251,777

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$92,582	$77,446
Interest-Bearing	909,625	930,919
	1,002,207	1,008,365
Borrowed Money
Securities Sold Under Agreements to Repurchase	--	25,000
Subordinated Debentures	24,229	24,229
Other Borrowed Money	71,000	91,667
	95,229	140,896

Other Liabilities	4,545	4,431

Stockholders' Equity
Preferred Stock, Par Value $1,000; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,583	27,431
Common Stock, Par Value $1; Authorized 20,000,000 Shares, Issued 8,442,958 and 8,444,308 Shares	8,443	8,444
Paid in Capital	29,171	29,186
Retained Earnings	29,297	29,985
Restricted Stock- Unearned Compensation	(20)	(97)
Accumulated Other Comprehensive Loss, Net of Tax	1,118	3,136
	95,592	98,085
Total Liabilities and Stockholders' Equity	$1,197,573	$1,251,777

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)
	Quarter Three Months Ended		Year-to-Date Six Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$11,135	$13,039	$22,703	$26,471
Federal Funds Sold and Securities Purchased Under Agreements to Resell	38	14	72	40
Deposits with Other Banks	8	14	26	17
Investment Securities
U. S. Government Agencies	1,851	1,995	3,694	3,671
State, County and Municipal	29	23	58	48
Corporate Obligations/Asset-Backed Sec.	22	34	45	90
Dividends on Other Investments	12	4	24	8
	13,095	15,123	26,622	30,345
Interest Expense
Deposits	3,450	4,430	7,104	8,870
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	171	181	338	367
Borrowed Money	893	916	1,781	1,834
	4,514	5,527	9,223	11,071
Net Interest Income	8,581	9,596	17,399	19,274
Provision for Loan Losses	2,250	3,400	3,750	6,650
Net Interest Income After Provision for Loan Losses	6,331	6,196	13,649	12,624

Noninterest Income
Service Charges on Deposits	800	936	1,556	1,843
Other Service Charges, Commissions and Fees	330	288	645	558
Mortgage Fee Income	42	79	104	140
Securities Gains	736	97	1,132	878
Other	763	619	1,338	1,140
	2,671	2,019	4,775	4,559
Noninterest Expense
Salaries and Employee Benefits	3,570	3,510	7,139	7,064
Occupancy and Equipment	1,028	1,098	2,044	2,206
Other	3,620	3,088	6,974	6,739
	8,218	7,696	16,157	16,009

Income (Loss) Before Income Taxes	784	519	2,267	1,174
Income Taxes (Benefits)	245	(2)	672	(31)
Net Income (Loss)	539	521	1,595	1,205

Preferred Stock Dividends	350	350	700	700
Net Income (Loss) Available to Common Shareholders	$189	$171	$895	$505
Net Income (Loss) Per Share of Common Stock
Basic	$0.02	$0.02	$0.11	$0.06
Diluted	$0.02	$0.02	$0.11	$0.06
Weighted Average Basic Shares Outstanding	8,441,712	8,443,884	8,440,466	7,849,973
Weighted Average Diluted Shares Outstanding	8,441,712	8,443,884	8,440,466	7,849,973
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002